                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 11, 2001

                              AOL TIME WARNER INC.
             (Exact name of registrant as specified in its charter)

            Delaware                           1-15062                     13-4099534
            --------                           -------                     ----------
(State or other jurisdiction                 (Commission                (I.R.S. Employer
       of incorporation)                     File Number)              Identification No.)

                    75 Rockefeller Plaza, New York, NY 10019
                    ----------------------------------------
               (Address of principal executive offices) (zip code)

                                 (212) 484-8000
                    ----------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                    ----------------------------------------
          (Former name or former address, if changed since last report)

Item 2. Acquisition and Disposition of Assets

     This Form 8-K/A amends the current report on Form 8-K/A dated January 11, 2001 (filed January 26, 2001) to include Item 7(b) Pro Forma Financial Information as of and for the year ended December 31, 2000, and related exhibits.

Item 7. Financial Statements and Exhibits

(b) Unaudited Pro Forma Consolidated Condensed Financial Statements:

     (i) AOL Time Warner Inc.:

         (A) Pro Forma Consolidated Condensed Balance Sheet as of December 31, 2000;

         (B) Notes to the Pro Forma Consolidated Condensed Balance Sheet;

         (C) Pro Forma Consolidated Condensed Statement of Operations for the year ended December 31, 2000; and

         (D) Notes to the Pro Forma Consolidated Condensed Statement of Operations.

Unaudited Pro Forma Consolidated Condensed Financial Statements

     On January 11, 2001, America Online, Inc. ("America Online" and predecessor to AOL Time Warner Inc. "AOL Time Warner") and Time Warner Inc. ("Time Warner") completed their previously announced merger pursuant to the Second Amended and Restated Agreement and Plan of Merger among the companies and certain of their subsidiaries dated as of January 10, 2000 (the "merger"). The combined company is named AOL Time Warner Inc.

     The following pro forma consolidated condensed financial statements are presented to illustrate the effects of the merger on the historical financial position and operating results of America Online and Time Warner. The pro forma operating results are presented on a December 31 calendar-year basis, which is consistent with America Online's, Time Warner's and AOL Time Warner's fiscal year-end. The following pro forma consolidated condensed balance sheet of AOL Time Warner at December 31, 2000 gives effect to the merger as if it occurred as of that date. The pro forma consolidated condensed statement of operations of AOL Time Warner for the year ended December 31, 2000 gives effect to the merger as if it occurred as of January 1, 2000.

     The pro forma consolidated condensed financial statements have been derived from, and should be read in conjunction with, the historical consolidated financial statements, including the notes thereto, of each of America Online and Time Warner. For America Online, those financial statements are included in AOL Time Warner's Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated herein by reference. For Time Warner, those financial statements are included in AOL Time Warner's Current Report on Form 8-K/A dated January 11, 2001 (filed February 9, 2001), which is incorporated herein by reference.

     The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of AOL Time Warner that would have occurred had the merger been consummated as of the dates indicated. In addition, the pro forma consolidated condensed financial statements are not necessarily indicative of the future financial condition or operating results of AOL Time Warner.

The Merger

     The merger was structured as a stock-for-stock exchange. Prior to the merger, America Online and Time Warner formed a new holding company called AOL Time Warner and the new holding company formed two wholly owned subsidiaries. Upon the closing of the transaction, one such subsidiary merged with and into America Online and one such subsidiary merged with and into Time Warner. As a result, America Online and Time Warner each became a wholly owned subsidiary of AOL Time Warner. As part of the merger, each issued and then outstanding share of each class of common stock of Time Warner was converted into 1.5 shares of an identical series of common stock of AOL Time Warner. In addition, each issued and then outstanding share of common stock of America Online was converted into one share of common stock of AOL Time Warner.

     As a result of the merger, the former shareholders of America Online have an approximate 55% interest in AOL Time Warner and the former shareholders of Time Warner have an approximate 45% interest in AOL Time Warner, expressed on a fully diluted basis. The merger will be accounted for by AOL Time Warner as an acquisition of Time Warner under the purchase method of accounting for business combinations.

Pro Forma Adjustments

Pro forma adjustments to record the merger as of December 31, 2000 reflect:

       o the issuance of approximately 2.0 billion shares of AOL Time Warner common stock and AOL Time Warner Series LMCN-V common stock in exchange for all of the 1.3 billion outstanding shares of Time Warner common stock and Series LMCN-V common stock;

       o the issuance of approximately 3.1 million shares of AOL Time Warner preferred stock in exchange for all of the 3.1 million outstanding shares of Time Warner preferred stock;

       o the issuance of options to purchase approximately 190.5 million shares of AOL Time Warner common stock in exchange for all of the outstanding options to purchase 127 million shares of Time Warner common stock;

       o the issuance of approximately 1.2 million shares of AOL Time Warner restricted common stock in exchange for all of the approximately 800 thousand outstanding shares of Time Warner restricted common stock; and

       o the incurrence of an additional $100 million of transaction costs by AOL Time Warner, including legal and investment banking fees, that had not been recorded as of December 31, 2000.

     No pro forma adjustments are necessary to reflect the merger of America Online into a separate wholly owned subsidiary of AOL Time Warner because America Online's net assets will be recorded at their historical cost basis and the exchange ratio for America Online common stock is one to one.

Merger Benefits

     Management expects that the strategic benefits of the merger will result in incremental revenue and cost-savings opportunities for the combined company. Those opportunities include, but are not limited to, the ability to cross-promote the combined company's products and services and the ability to offer consumers expanded broadband and online services. However, such incremental revenues or cost savings have not been reflected in the accompanying pro forma consolidated condensed statements of operations of AOL Time Warner.

Purchase Accounting

     Under the purchase method of accounting, the estimated cost of approximately $147 billion to acquire Time Warner, including transaction costs, will be allocated to its underlying net assets in proportion to their respective fair values. Any excess of the purchase price over the estimated fair value of the net assets acquired will be recorded as goodwill. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of the purchase price, including transaction costs, over the book value of the net assets to be acquired has been made to goodwill and other intangible assets, including film libraries, cable television franchises, music catalogues and music copyrights. At this time, the work needed to provide the basis for estimating these fair values and related amortization periods has not been completed. It is expected that the final allocation of the excess of purchase price over the book value of the net assets acquired will not differ materially from the amounts included herein.

     AOL Time Warner will periodically review the carrying value of the goodwill resulting from acquired businesses to determine whether an impairment may exist. AOL Time Warner will consider relevant cash flow information, including estimated future operating results, trends and other available information, in assessing whether the carrying value of goodwill can be recovered. If it is determined that the carrying value of goodwill will not be recovered from the undiscounted future cash flows of acquired businesses, the carrying value of such goodwill would be considered impaired and reduced by a charge to operations in the amount of the impairment. An impairment charge is measured as any deficiency in the amount of estimated undiscounted cash flows of acquired businesses available to recover the carrying value related to goodwill.

Other Pro Forma Considerations

AOL Europe

     AOL Time Warner has a 50-50 joint venture with Bertelsmann AG ("Bertelsmann") called AOL Europe, which provides online services in several European countries. In March 2000, America Online and Bertelsmann announced a restructuring of AOL Europe in which AOL Time Warner may be required to purchase Bertelsmann's 50% interest in AOL Europe for consideration ranging from $6.75 billion to $8.25 billion pursuant to certain put and call arrangements between the parties, as described more fully in AOL Time Warner's Annual Report on Form 10-K for the year ended December 31, 2000. Should AOL Time Warner acquire this interest, the purchase price will be payable, at AOL Time Warner's option, in cash, stock or a combination of cash and stock.

     The operations of AOL Europe are not material to AOL Time Warner's pro forma revenues and net loss. Accordingly, the primary financial impact of this potential acquisition is expected to be (i) incremental net losses of $1.3-$1.8 billion per year, primarily relating to amortization of goodwill to be recognized in connection with the purchase price allocation and (ii) incremental financing costs and/or share dilution depending upon the ultimate purchase price and form of consideration.

Stock-Based Compensation

     AOL Time Warner will account for its stock option plans in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") and FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation ("FIN 44").

     FIN 44 requires the intrinsic value of the unvested awards at the merger consummation date to be allocated to deferred compensation and recognized as noncash compensation cost over the remaining future vesting period. The amount of deferred compensation established in connection with the merger is comparable in amount to that recorded in Time Warner's historical balance sheet. Accordingly, the related compensation expense expected to be recognized by AOL Time Warner will not differ materially from that recorded in Time Warner's historical income statement.

                              AOL TIME WARNER INC.
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                December 31, 2000
                            (in millions, unaudited)

                                                                                                           AOL
                                                                              Time       Pro Forma     Time Warner
                                                                 AOL(a)    Warner(b)   Adjustments(c)   Pro Forma
                                                               ----------  ----------  -------------   ------------
ASSETS
Cash and equivalents...........................................  $ 2,610      $  690       $     --       $  3,300
Other current assets...........................................    2,061       8,440            (91)        10,410
                                                                 -------     -------       --------       --------
     Total current assets......................................    4,671       9,130            (91)        13,710

Noncurrent inventories and film costs, including film libraries       --       5,075          1,160          6,235
Investments....................................................    3,824       1,548          4,100          9,472
Property, plant and equipment..................................    1,041      10,148            (15)        11,174
Music catalogues and copyrights................................       --         707          1,793          2,500
Cable television and sports franchises.........................       --       8,055         23,645         31,700
Brands and trademarks..........................................       --          --         10,000         10,000
Goodwill and other intangible assets...........................      816      15,734        112,779        129,329
Other assets...................................................      475       1,804             50          2,329
                                                                 -------     -------       --------       --------
     Total assets..............................................  $10,827     $52,201       $153,421       $216,449
                                                                 =======     =======       ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities......................................  $ 2,328     $10,243       $    100       $ 12,671
Long-term debt and other obligations(1)........................    1,411      20,482            670         22,563
Deferred income taxes..........................................       --       3,079         11,818         14,897
Other long-term liabilities....................................      310       5,072            (55)         5,327
Minority interests.............................................       --       3,364             --          3,364

Shareholders' Equity

Series LMCN-V common stock.....................................       --           1             --              1
Common stock...................................................       24          12              6             42
Paid-in capital................................................    4,966      15,074        135,756        155,796
Accumulated earnings (deficit).................................    1,727      (4,877)         4,877          1,727
Accumulated other comprehensive income (loss)..................       61        (249)           249             61
                                                                 -------     -------       --------       --------
     Total shareholders' equity................................    6,778       9,961        140,888        157,627
                                                                 -------     -------       --------       --------
     Total liabilities and shareholders' equity................  $10,827     $52,201       $153,421       $216,449
                                                                 =======     =======       ========       ========

-------------------
(1) For Time Warner, includes $575 million of mandatorily redeemable preferred securities of subsidiaries.

See accompanying notes.

                              AOL TIME WARNER INC.
           NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                   (unaudited)

(a) Reflects the historical financial position of America Online at December 31, 2000.

(b) Reflects the historical financial position of Time Warner at December 31, 2000.

(c) Pro forma adjustments to record the merger as of December 31, 2000 reflect:

       o an increase in equity of $135.263 billion relating to the issuance of
         1.997 billion shares of AOL Time Warner common stock (including the issuance of 171.2 million shares relating to the conversion of 114.1 million outstanding shares of Time Warner's Series LMCN-V common stock into an identical class of AOL Time Warner Series LMCN-V common stock), $0.01 par value per share, in exchange for approximately 1.331 billion outstanding shares of Time Warner common stock, based on an exchange ratio of 1.5 to 1. The AOL Time Warner common stock to be issued was valued based on a price per share of $67.75, which is the average market price of the America Online common stock for a few days before and after the date the merger was announced;

       o an increase in equity of $1.323 billion relating to the issuance of approximately 3.125 million shares of AOL Time Warner preferred stock, $0.10 par value per share, in exchange for all outstanding shares of Time Warner preferred stock. The shares of AOL Time Warner preferred stock to be issued, which will each be convertible into 6.24792 shares of AOL Time Warner common stock, were valued based on their common equivalent value of $423.30 per share;

       o an increase in equity of $9.795 billion relating to the issuance of options to purchase 190.534 million shares of AOL Time Warner common stock in exchange for all of the 127.023 million outstanding options to purchase shares of Time Warner common stock, based on a weighted-average fair value of $51.41 for all options. The fair value of the options was determined using the Black-Scholes option-pricing model and was based on the following weighted-average assumptions: expected volatility--46.3%; expected lives--5 years; a risk-free interest rate--4.98%; and expected dividend yield--0%;

       o an increase in equity of $81 million relating to the issuance of 1.2 million shares of AOL Time Warner restricted common stock in exchange for all 800 thousand shares of restricted common stock of Time Warner, based on the $67.75 fair value of AOL Time Warner common stock;

       o a reduction in equity of $32 million relating to a reclassification of a portion of the value of the purchase consideration resulting from the issuance of unvested AOL Time Warner stock options and restricted shares of common stock to deferred compensation, a contra-equity account. In accordance with FIN 44, the determination of deferred compensation was based on the product of the intrinsic value of these stock compensation awards and the portion of the awards that was unvested as of the merger date;

       o a reduction of $4.419 billion in deferred income tax liabilities and a corresponding increase in paid-in capital relating to the elimination of America Online's deferred tax valuation allowance against stock option-related tax benefits that will become realizable as a direct result of the merger;

       o a decrease in stockholders' equity of $9.961 billion relating to the elimination of Time Warner's historical shareholders' equity;

       o a decrease in other current assets of $91 million and a corresponding increase to goodwill related to the reclassification of transaction costs capitalized by America Online in connection with the acquisition of Time Warner;

                              AOL TIME WARNER INC.
     NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET--(Continued)
                                   (unaudited)


       o an increase in accrued expenses of approximately $100 million and a corresponding increase to goodwill principally relating to the accrual of remaining transaction costs expected to be incurred by AOL Time Warner, including legal and investment banking fees;

       o the elimination of approximately $25.936 billion of Time Warner's pre-existing goodwill and other intangible assets; and

       o the preliminary allocation of the excess of the $146.621 billion purchase price, including transaction costs, over the book value of the net assets acquired, as set forth below:

Calculation of Purchase Price:                                                         (in millions)
         Common stock...............................................................     $135,263
         Preferred stock............................................................        1,323
         Restricted stock...........................................................           81
         Stock options..............................................................        9,795
         Accrued transaction costs, including $91 million capitalized by
            America Online as of December 31, 2000..................................          191
         Allocation of value to deferred compensation relating to unvested stock
            options and restricted stock............................................          (32)
                                                                                         --------
              Total purchase price..................................................     $146,621
                                                                                         ========

Allocation of Purchase Price:                                                          (in millions)
     Assets:
         Carrying value of Time Warner's historical assets..........................     $ 52,201
         Eliminate Time Warner's historical goodwill and other intangible assets....      (25,936)
         Write-up of film and television libraries..................................        2,600
         Write-up of investments....................................................        4,100
         Net write-down of property, plant and equipment, net (including $75
              million write-up of land).............................................          (15)
         Write-up of music catalogues and copyrights................................        2,500
         Write-up of cable television and sports franchises.........................       31,700
         Write-up of brands and trademarks..........................................       10,000
         Write-up of new goodwill and other intangible assets.......................      128,513
         Write-up of other assets...................................................           50

     Liabilities and Equity:
         Carrying value of Time Warner's historical liabilities.....................      (42,240)
         Write-up of long-term debt to fair market value............................         (670)
         Increase in deferred income tax liabilities................................      (16,237)
         Decrease in current and noncurrent liabilities due to the elimination of a
            deferred gain on a sales-leaseback transaction..........................           55
                                                                                         --------
              Total purchase price..................................................     $146,621
                                                                                         ========

     Time Warner's other assets and liabilities have not been adjusted because their cost approximates fair value in all material respects.

                              AOL TIME WARNER INC.
     NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET--(Continued)
                                   (unaudited)


     A reconciliation of the above adjustments to reflect the merger is set forth below:

                                    Issuance of
                                   Common Stock,                                          Elimination of
                                     Preferred                                            Time Warner's
                                      Stock,                Elimination of                  Historical
                                    Restricted                 of AOL's    Elimination of    Goodwill
                                     Stock and   Accrued       Deferred     Time Warner's   and Other     Allocation     Total
                                       Stock    Transaction  Tax Valuation   Historical     Intangible   of Purchase   Pro Forma
                                      Options     Costs        Allowance       Equity         Assets        Price     Adjustments
                                      -------     -----        ---------       ------         ------        -----     -----------
                                                                       (in millions)
Other current assets.............  $      -       $ (91)        $     -        $      -      $      -     $     -      $    (91)
Noncurrent inventories and
     film costs..................         -           -               -               -        (1,440)       2,600        1,160
Investments......................         -           -               -               -             -        4,100        4,100
Property, plant and equipment....         -           -               -               -             -          (15)         (15)
Music catalogues and copyrights..         -           -               -               -          (707)       2,500        1,793
Cable television and sports
     franchises..................         -           -               -               -        (8,055)      31,700       23,645
Brands and trademarks............         -           -               -               -             -       10,000       10,000
Goodwill and other intangible
     assets......................         -         191               -               -       (15,734)     128,322      112,779
Other assets.....................         -           -               -               -             -           50           50
Total current liabilities........         -         100               -               -             -                       100
Long-term debt...................         -           -               -               -             -          670          670
Deferred income taxes............         -           -          (4,419)              -             -       16,237       11,818
Other long-term liabilities......         -           -               -               -             -          (55)         (55)
Series LMCN-V common stock.......         1           -               -              (1)            -            -            -
Common stock.....................        18           -               -             (12)            -            -            6
Paid-in capital..................   146,411           -           4,419         (15,074)            -            -      135,756
Accumulated earnings (deficit)...         -           -               -           4,877             -            -        4,877
Accumulated other comprehensive
     income (loss)...............         -           -               -             249             -            -          249


                              AOL TIME WARNER INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                          Year Ended December 31, 2000
               (in millions, except per share amounts, unaudited)

                                                                          Pro Forma Adjustments
                                                                          ---------------------
                                                                          Conforming    Purchase       AOL
                                                                Time     Reclassifica-   Price     Time Warner
                                                    AOL (d)  Warner (e)   tions (f)   Adjustments   Pro Forma
                                                                                          (g)
                                                   --------  ----------   ----------- -----------  -----------
Revenues.........................................  $ 7,703      $28,514        $  (4)     $     -      $36,213

Cost of revenues.................................    (3,874)    (15,796)          38           27      (19,605)
Selling, general and administrative..............    (1,902)     (7,608)        (293)         (45)      (9,848)
Amortization of goodwill and other
  intangible assets..............................      (100)     (1,353)           -       (5,616)      (7,069)
Gain on sale or exchange of cable systems
  and investments................................         -          37           (9)           -           28
Gain on sale of interest in CanalSatellite.......         -          65          (65)           -            -
Merger-related costs.............................       (10)          -         (145)           -         (155)
                                                   --------     -------        -----       ------      -------

Operating income (loss)..........................     1,817       3,859         (478)      (5,634)        (436)
Interest expense, net............................       275      (1,696)          48           61       (1,312)
Other income (expense), net......................      (208)     (1,054)         256         (350)      (1,356)
Corporate expenses...............................         -        (174)         174            -            -
Minority interest................................         -        (264)           -            -         (264)
                                                   --------     -------        -----       ------      -------

Income (loss) before income taxes and
  cumulative effect of accounting change.........     1,884         671            -       (5,923)      (3,368)
Income tax benefit (provision)...................      (732)       (403)           -          590         (545)
                                                   --------     -------        -----       ------      -------

Income (loss) before cumulative effect of
  accounting change..............................     1,152         268            -       (5,333)      (3,913)
Preferred dividend requirements..................         -         (14)           -            -          (14)
                                                   --------     -------        -----       ------      -------

Income (loss) applicable to common shares
  before cumulative effect of accounting
  change.........................................    $1,152       $ 254        $   -     $ (5,333)    $ (3,927)
                                                   ========     =======        =====     ========     ========

Income (loss) per common share before cumulative
 effect of accounting change:
   Basic.........................................    $ 0.50      $ 0.19                                $ (0.91)
                                                   ========      ======                                =======
   Diluted.......................................    $ 0.45      $ 0.19                                $ (0.91)
                                                   ========      ======                                =======
Average common shares:
   Basic.........................................     2,323       1,319                                  4,301
                                                   ========      ======                                =======
   Diluted.......................................     2,595       1,319                                  4,301
                                                   ========      ======                                =======
EBITDA(h)........................................   $ 2,261     $ 6,516        $(465)       $ (45)     $ 8,267
                                                   ========     =======        =====     ========      =======


See accompanying notes.

                              AOL TIME WARNER INC.
             NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENT
                           OF OPERATIONS--(Continued)
                                   (unaudited)

(d) Reflects the historical operating results of America Online for the year ended December 31, 2000.

(e) Reflects the historical operating results of Time Warner for the year ended December 31, 2000.

(f) Certain reclassifications have been made to conform both America Online's and Time Warner's historical financial statement presentations to the combined financial statement presentation of AOL Time Warner. These adjustments primarily include reclassifications of (i) income and losses related to equity method investees from operating income to other income (expense), net, (ii) gains and losses on the sale of investments from operating income to other income (expense), net, (iii) corporate expenses to selling, general and administrative costs which reduces operating income and (iv) merger-related costs from other income (expense), net, to operating income.

(g) Pro forma adjustments to record the merger for the year ended December 31, 2000 reflect:

       o a decrease of $27 million in depreciation expense included in cost of revenues. These adjustments consist of (i) a decrease in depreciation expense of $58 million relating to a write-down in the carrying value of property, plant and equipment in the amount of $300 million, which had a weighted-average useful life of approximately 5 years and was being depreciated on a straight-line basis, (ii) an increase in depreciation expense of $7 million relating to a write-up in the carrying value of property, plant and equipment in the amount of $210 million, which had a weighted-average useful life of 30 years and was being depreciated on a straight-line basis and (iii) an increase in depreciation expense of $24 million relating to the conforming of Time Warner's depreciation policies to America Online's policies;

       o an increase of $7 million in selling, general and administrative expense relating to the elimination of the periodic recognition of a $55 million deferred gain on a sales-leaseback transaction which was eliminated in the purchase price allocation;

       o an increase of $34 million in selling, general and administrative expenses relating to an increase in pension expense due to the elimination of Time Warner's previously existing unrecognized gains in its pension plans;

       o an increase of $4 million in selling, general and administrative expenses relating to an increase in rent expense. The adjustment results from the recognition of a $50 million asset due to favorable lease arrangements that have a weighted-average remaining lease term of 14 years;

       o a decrease of $1.353 billion in amortization of goodwill and other intangible assets relating to the elimination of Time Warner's amortization of pre-existing goodwill and other intangible assets;

       o an increase of $6.969 billion in amortization of $175.313 billion of goodwill and other intangible assets, as set forth below. These amounts are being amortized on a straight-line basis:

                              AOL TIME WARNER INC.
             NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENT
                           OF OPERATIONS--(Continued)
                                   (unaudited)



                                                                  Weighted-                   Year
                                                                   Average     Purchase       Ended
                                                                   Useful        Price     December 31,
                                                                    Life      Allocation      2000
                                                                    ----      ----------      ----
                                                                   (Years)                (in millions)
         Film and television libraries..........................     16.8       $2,600      $   155
         Music catalogues and copyrights........................     20.0        2,500          125
         Cable television and sports franchises.................     25.0       31,700        1,268
         Brands and trademarks..................................     34.1       10,000          293
         Subscriber lists.......................................      5.0          350           70
         Goodwill and other intangible assets...................     25.3      128,163        5,058
                                                                               -------        -----
         Total..................................................              $175,313       $6,969
                                                                              ========       ======

       o a decrease of $61 million in interest expense, net relating to the amortization of the write-up of debt over its remaining useful life which ranges from 2001-2036 on a straight-line basis, which approximates the effective interest method;

       o a decrease of $350 million in other income (expense), net, relating to the amortization of the $4.100 billion excess of the fair value of investments accounted for under the equity method of accounting over their respective book value. The excess cost of these investments is being amortized on a straight-line basis over a weighted-average life of approximately 11.7 years; and

       o an increase of $590 million in income tax benefits, provided at a 40% tax rate, on the aggregate pro forma reduction in pretax income before goodwill amortization.

     In addition, pro forma net income (loss) per common share has been adjusted to reflect the issuance of additional shares of AOL Time Warner common stock in the merger, based on Time Warner's historical weighted-average shares outstanding for the periods presented and an exchange ratio of 1.5 to 1. Because the effect of stock options and other convertible securities would be antidilutive to AOL Time Warner, dilutive per share amounts on a pro forma basis are the same as basic per share amounts.

(h) EBITDA consists of operating income (loss) before depreciation and amortization. AOL Time Warner considers EBITDA an important indicator of the operational strength and performance of its businesses, including the ability to provide cash flows to service debt and fund capital expenditures. EBITDA, however, should not be considered an alternative to operating or net income as an indicator of the performance of AOL Time Warner, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with generally accepted accounting principles. This definition of EBITDA may not be comparable to similarly titled measures reported by other companies.

     Pro forma EBITDA for AOL Time Warner includes a number of significant and nonrecurring items. Set forth below is a reconciliation of pro forma EBITDA to a normalized measure of pro forma EBITDA that excludes the effect of the significant and nonrecurring items.

                                                       Year Ended
                                                       December 31,
                                                          2000
                                                         ------
                                                      (in millions)
Pro forma EBITDA....................................     $ 8,267
                                                         =======
Decrease in pro forma EBITDA........................     $  (127)
                                                         ========
Adjusted EBITDA.....................................     $ 8,394
                                                         =======

                              AOL TIME WARNER INC.
             NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENT
                           OF OPERATIONS--(Continued)
                                   (unaudited)


     The increase (decrease) in pro forma EBITDA includes the following significant and nonrecurring items:

                                                                     Year
                                                                    Ended
                                                                  December 31,
                                                                     2000
                                                                     ----
                                                                  (in millions)
Items related to America Online include:
     Merger-related costs.................................            $(10)
Items related to Time Warner include:
     Merger-related costs.................................            (145)
     Gain on sale or exchange of cable systems............              28
                                                                    ------
Decrease in pro forma EBITDA..............................           $(127)
                                                                    ======

     The items above related to America Online are described more fully in AOL Time Warner's Annual Report on Form 10-K for the year ended
     December 31, 2000. The above items related to Time Warner are described more fully in AOL Time Warner's Current Report on Form 8-K/A dated January 11, 2001 (filed February 9, 2001). These filings are incorporated herein by reference.

(c) Exhibits:

     (i) Exhibit 23.1: Consents of Ernst & Young LLP, Independent Auditors.

     (ii) Exhibit 99(a): Financial Statements of Time Warner Inc., incorporated by reference from the AOL Time Warner Current Report on Form 8-K/A dated January 11, 2001 (filed February 9, 2001).

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           AOL TIME WARNER INC.


                                           By:    /s/ J. Michael Kelly
                                                  ----------------------------
                                           Name:  J. Michael Kelly
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

Date: March 30, 2001



                                           By:    /s/ James W. Barge
                                                  ----------------------------
                                           Name:  James W. Barge
                                           Title: Vice President and Controller

Date: March 30, 2001

                                  EXHIBIT INDEX

 Exhibit
   No.                            Description of Exhibits
   --                             -----------------------
23.1       Consents of Ernst & Young LLP, Independent Auditors.

99(a) Financial Statements of Time Warner Inc., incorporated by reference from the AOL Time Warner Current Report on form 8-K/A dated
           January 11, 2001 (filed February 9, 2001).